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                              Exhibit (11)(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of Post-Effective Amendment No. 34 to the registration statement (No. 33-55024) on Form N-1A (the "Amendment") relating to State Street Research Core Income Fund (a series of State Street Research Growth Trust).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts

April 1, 2002